SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 29, 2006

MERCANTILE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203

(Address of principal executive offices) (Zip Code)

(410) 237-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The amendment is being filed to clarify certain aspects of the descriptions of the “Grant of Restricted Stock Units to Chief Executive Officer” and “Grant of Restricted Stock Units under 2006 Performance Stock Program.”

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Chief Executive Officer’s Employment Agreement

On March 29, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Mercantile Bankshares Corporation (“Bankshares”) approved an amendment to the employment agreement with Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Bankshares and Chairman and Chief Executive Officer of Mercantile Safe-Deposit and Trust Company. The amendment provides that upon termination of Mr. Kelly’s employment for any reason, Bankshares will have no obligation to continue any benefits (including salary and bonus) under the agreement. In effect, the amendment eliminates Bankshares’ obligation to continue to provide all contractual benefits (including salary but excluding employee benefits not extinguished by termination) through any remaining term of the agreement in the event of a termination of Mr. Kelly’s employment without cause.

Amendment and Restatement of Chief Executive Officer’s Executive Severance Agreement

On March 29, 2006, Bankshares’ Compensation Committee approved an amendment and restatement of the Executive Severance Agreement with Mr. Kelly. The amendment and restatement eliminates the cash severance payment provided upon the termination of Mr. Kelly’s employment in connection with a change of control. The amendment does not, however, modify Bankshares’ obligation to make payments to Mr. Kelly to make him whole for the consequence of any excise tax imposed upon him if the limits under Section 280G of the Internal Revenue Code, as amended, are exceeded. The amendment and restatement also modified the definition of a change of control and added provisions to reflect new regulations under Section 409A of the Internal Revenue Code, as amended.

Amendment to Other Executive Officers’ Executive Severance Agreements

On March 29, 2006, the Compensation Committee approved an amendment to the Executive Severance Agreement with each of Alexander T. Mason, Vice Chairman of Bankshares, Jay M. Wilson, Vice Chairman of Bankshares and Chief Executive Officer of the Investment and Wealth Management Division of Mercantile Safe-Deposit and Trust Company, J. Marshall Reid, President of Mercantile Safe-Deposit and Trust Company; and Peter W. Floeckher, Executive Vice President of Affiliate Management, to change the calculation of the payments which may be made under the agreements. Pursuant to the agreements, in the event that during the effective period of the agreements, following a “change of control” of Bankshares, either Mr. Mason, Wilson, Reid or Floeckher is terminated (prior to his retirement date) within three years of a change of control without “cause” or if such officer resigns for “good reason” as those terms are defined in the agreements, then he is entitled to receive certain cash payments.

Prior to the amendment, payments which may be made under the agreements would have been calculated at the maximum amount (when combined with amounts otherwise payable upon termination) which is deductible under Section 280G of the Internal Revenue Code, as amended. Generally, the maximum amount deductible is three times average base annual compensation (including salary, bonus, fringe benefits and deferred compensation) over five years. The agreement also provided for additional payments to the officer to make him whole for the consequence of any excise tax imposed upon him if the Section 280G limits are exceeded.

After the amendment, payments which may be made under the agreements would be calculated at three times the sum of (i) twelve times the average monthly base salary received by the executive during the thirty-six month period prior to such termination, plus (ii) the average of the annual bonuses earned by the executive for the three fiscal years preceding such termination. The agreements continue to provide for additional payments to the officer to make him whole for the consequence of any excise tax imposed upon him if the Section 280G limits are exceeded. However, the amendment includes a so-called “valley”

provision, whereby if excise tax can be avoided by the reduction of parachute payments to the executive (not to exceed a certain amount), then the parachute payments will be reduced by the minimum amount necessary to avoid the excise tax. The amendment also clarified the definition of “change of control”, clarified that no payments will be made absent the consummation of a change of control, clarified the circumstances under which the agreement could be triggered in the event of a termination in advance of a change of control, and added provisions to reflect new regulations under Section 409A of the Internal Revenue Code, as amended.

Grant of Restricted Stock Units to Chief Executive Officer

On March 29, 2006, the Compensation Committee authorized the issuance to Mr. Kelly of 104,630 Restricted Stock Units (the “RSUs”), having a value of $4 million based on the closing price of Bankshares’ common stock as of such date. The RSUs were issued under Bankshares’ 1999 Omnibus Stock Plan are not performance-based and will vest pro rata over four years, subject to acceleration of vesting in the event of a change of control. Dividend equivalents will accrue on the RSUs from the date of grant. Prior to vesting, the RSUs are subject to forfeiture upon termination by Bankshares of Mr. Kelly’s employment for cause or voluntary termination by Mr. Kelly.

Upon his departure from Bankshares for any reason, each of Mr. Kelly’s vested RSUs will be converted into one share of Bankshares’ common stock and delivered to him subject to the required six-month delay under Section 409A of the Internal Revenue Code, as amended.

Grant of Restricted Stock Units under 2006 Performance Stock Program

On March 29, 2006, the Compensation Committee authorized the issuance of performance based restricted stock units (“Performance RSUs”), designated as Target Awards, pursuant to the 2006 Performance Stock Program adopted under Bankshares’ 1999 Omnibus Stock Plan. The vesting of the Performance RSUs will be determined based upon the percentage improvement in Bankshares’ pre-tax operating income (“PTOI”) over a three-year performance period (the “Performance Period”) ending December 31, 2008 (with no adjustments for acquisitions or other extraordinary events). Depending on actual performance, the Performance RSUs will vest at anywhere from 0% to 150% of the Target Awards.

After the end of the Performance Period, the Performance RSUs are subject to an additional one-year vesting period (the “Vesting Period”). Performance RSUs will be forfeited upon termination of employment prior to vesting. The Compensation Committee has authority to waive the employment requirement.

Each vested Performance RSU payable pursuant to the 2006 Performance Stock Program will be exercisable for one share of Bankshares’ common stock. Dividend share equivalents will accrue on the Performance RSUs during the Performance Period and the Vesting Period, and will be issued upon payment of the Performance RSUs to the extent the underlying Performance RSUs have vested. The Target Award will vest at 100% and become immediately exercisable upon a change of control of Bankshares during the Performance Period. If a change of control occurs during the Vesting Period, all Performance RSUs that vested during the Performance Period will become immediately exercisable.

The executive officers (as determined in accordance with Rule 3b-7 under the Securities Exchange Act of 1934) of Bankshares received the following grants (value based on closing price of Bankshares’ common stock on the date of grant), representing the Target Award for each executive officer. The amount that will ultimately vest and be payable will be subject to Bankshares’ performance during the Performance Period and the additional vesting and other requirements set forth above:

NAME	VALUE	NUMBER OF UNITS

Edward J. Kelly, III	$1,500,000	39,236 Units
Alexander T. Mason	$900,000	23,541 Units
Jay M. Wilson	$900,000	23,541 Units
J. Marshall Reid	$600,000	15,694 Units
Peter W. Floeckher, Jr.	$600,000	15,694 Units
Terry L. Troupe	$600,000	15,694 Units
Michael M. Paese	$450,000	11,770 Units
John L. Unger	$450,000	11,770 Units
Deborah A. Kakaris	$375,000	9,809 Units
Kaye A. Simmons	$375,000	9,809 Units

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mercantile Bankshares Corporation
(Registrant)

Date: April 7, 2006	/s/ Terry L. Troupe
Terry L. Troupe
Executive Vice President and
Chief Financial Officer